SECURITIES AND EXCHANGE COMMISSION

           Washington, D.C. 20549

                  Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Act of 1934

              August 29, 2000

Date of Report (date of earliest event reported)

           VERIDA INTERNET CORP.

(Exact name of registrant as specified in its charter)

 Nevada		        0-25757		     98-0164651

(State or other	(Commission   (I.R.S. Employer
jurisdiction of	File Number)	 Identification No.)
incorporation)


      50 California Street, Suite 1500
      San Francisco, California 94111

(Address of Principal Executive Offices, including Zip Code)

               (415) 464-8600

(Registrant's Telephone Number, including Area Code)




Item 5. Other Events

On August 29, 2000 Rodrigo Villamizar accepted an appointment from Verida Internet Corp. ("Verida") to become a director of the company. Verida offered Mr. Villamizar the appointment in a letter dated August 22, 2000. Mr. Villamizar replaced Peter Rantucci, who resigned as a director effective August 21, 2000.

Mr. Villamizar currently serves on the boards of several companies including Colombia Oil Chamber of Commerce and Trade,
FNC/Mitsubishi, Industrial Development Bank (Colombia), Shell,
Billiton (Netherlands), Venezuela Petroleum Company PDVSA/IFI and Monomeros Colombo-Venezolanos (IFI-PDVSA).

Mr. Villamizar is an International Consultant with his own consulting firm, Villamizar & Associates, in Boca Raton, Florida. He also holds positions as the Chairman of International Strategies Group (Bogota, Colombia), as an Advisor and Introducing Broker for Access Financial Group and U.S. Realtel (Chicago, Ill.) and as a Project Consultant for Harken Energy and BRDC-Houston.

The positions that Mr. Villamizar has held in the past include serving as a Consultant to the World Bank on the City Study Project from 1979 to 1982, Executive Director of Campetrol (Colombian Oil Chamber) from 1989 to 1990, President of IFI (Industrial Development Bank of Colombia) from 1990 to 1992,
State Minister of Mines and Energy of Colombia from 1995 to
1997, and as a Guest Lecturer and Visiting Professor at several universities including Harvard University, the University of Texas at Austin and the University of San Diego.

Mr. Villamizar was born on January 24, 1948 in Cali, Colombia. He received a B.A. and an M.A. in Economics, in 1974 and 1976, respectively, from the University of Texas, Austin, where he was also Ph.D. Candidate in Economics. He also received a B.S. in Engineering from Universidad del Valle, Cali, Colombia and a special degree in Negotiation Theory and Technology from Harvard University and the Massachusetts Institute of Technology in Cambridge, Massachusetts.


On August 30, 2000, Verida entered into a loan agreement with Trans-Orient Petroleum Ltd., a Yukon Territory Corporation with its headquarters in Vancouver, British Colombia, and Canada. Trans-Orient agreed to loan Verida $500,000 distributed over five monthly draw periods between August 30, 2000 and March 1, 2001. Every time Trans-Orient releases part of the principal to Verida, the loan will be evidenced by a promissory note held by Trans-Orient. To secure its obligations under this agreement, Verida also granted to Trans-Orient a security interest in all of its current and future assets, evidenced by a UCC-1 financing statement filed with the California Secretary of State. On March 1, 2001, all the notes issued under the agreement will become due.
The rate of interest on the principal will be 2.5% over the prime rate, compounding monthly, and will be governed by the usury laws of British Colombia, Canada. Trans-Orient has already lent Verida $50,000 under this loan agreement.

Effective September 1, 2000, Verida, in light of its current lack of capital, entered into an Amended Service Agreement with some of its Executives. Pursuant to this agreement, these Executives will forgo their usual salary for an indefinite period of time, lasting from September 1, 2000 until November 30, 2000 or until Verida raises additional capital, whichever occurs first. In return for this forbearance, Verida will issue an indefinite number of Special
Options to the Executives, if the company can raise additional capital by February 28, 2001. The amount of capital raised must exceed $1 million for a single transaction or exceed $ 1.5 million
for a series of transactions in order for the options to vest.   The
exact number of options will be calculated by a formula based on the number of days the Executives forgo salary, and will not exceed 75,000 options, with each option entitling its holder to buy one Verida share at $0.02 a share. The option will have resale restrictions imposed by Verida based on the number of shares each Executive owns and the volume of Verida shares traded on the OTC Bulletin Board in each calendar month.

                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date:

           VERIDA INTERNET CORP.

BY:   /S/ HENRY CORONA
      Henry Corona
      Chief Financial Officer